UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2023

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $.01 par value	STRT	The Nasdaq Global Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Effective as of August 22, 2023, STRATTEC SECURITY CORPORATION (the "Company") entered into a ninth amendment (the "Amendment") to its August 1, 2011 Credit Agreement, as previously amended by an Amendment No. 1 dated December 27, 2013, an Amendment No. 2 dated June 25, 2015, an Amendment No. 3 dated June 24, 2016, an Amendment No. 4 dated June 26, 2017, an Amendment No. 5 dated September 28, 2018, an Amendment No. 6 dated October 28, 2019, an Amendment No. 7 dated June 1, 2021 and an Amendment No. 8 dated February 22, 2023 (collectively, the "STRATTEC Credit Agreement"), with BMO Harris Bank N.A., as lender.  The Amendment extends the maturity date on the credit facility from August 1, 2024 to August 1, 2026, increases the interest rate margin from 1.25% to 1.75%, increases the unused borrowing fee from 0.15% to 0.25%, increases the required minimum consolidated net worth covenant from $125,000,000 to $150,000,000 (increasing each fiscal year, beginning with the fiscal year ending June 30, 2024, by 50% of the positive consolidated net earnings of the Company for the immediately preceding fiscal year) and makes certain other changes described in the Amendment. The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described above under Item 1.01, on August 22, 2023, the Company entered into an amendment to its credit agreement with BMO Harris Bank N.A. extending the term of the credit facility, modifying the interest rate margin and the unused borrowing fee, amending the required minimum consolidated net worth covenant and making certain other changes described in the Amendment attached hereto.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 On August 22, 2023, Michael J. Koss, a director of the Company, notified the Company, that he will be retiring from, and will not stand for re-election to, the Board of Directors as part of the Company's 2023 Annual Meeting of Shareholders to be held on October 10, 2023 (the "Annual Meeting"). Mr. Koss will continue as a director and a member of the Audit and Compensation Committees and as the Chairman of the Nominating and Corporate Governance Committee through the date of the Annual Meeting. Mr. Koss' decision to not stand for re-election as a Company director did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Koss has served as a director of the Company since 1995.

Section 8 – Other Events

Item 8.01.	Other Events

On August 24, 2023 and upon recommendation of the Nominating and Corporate Governance Committee of the Company's Board of Directors, the Company's Board of Directors approved nominating each of David R. Zimmer, an incumbent director whose term is expiring at the Annual Meeting, and Bruce M. Lisman and F. Jack Liebau, Jr., each a nominee recommended by one of the Company's shareholders, for appointment to the Board of Directors for a three year term expiring at the Company's 2026 Annual Meeting of Shareholders.  As a result of such action, the Company's Board approved expanding the number of directors from six to seven. Additionally, the Board reviewed the Company's provisions in its Articles of Incorporation, as amended, regarding the classification of the Board into three classes with separate three year staggered terms.  Following such review, the Board approved and directed the Company to include a proposal for inclusion at the 2024 Annual Meeting of Shareholders (next year's Annual Meeting of Shareholders) to approve amendments to the Company's Articles of Incorporation to eliminate the classified board structure in order to provide for the annual election of all directors following completion of their director term.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.1 – Amendment No. 9 to STRATTEC Credit Agreement, dated as of August 22, 2023, between STRATTEC SECURITY CORPORATION and BMO Harris Bank N.A., as lender.

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: August 25, 2023
	By:	/s/ Dennis Bowe
Dennis Bowe, Vice President and CFO